Exhibit 5.1

November 2, 2009

PowerShares DB US Dollar Index Trust

DB US Dollar Index Master Trust

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	PowerShares DB US Dollar Index Trust DB US Dollar Index Master Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to PowerShares DB US Dollar Index Trust (the “Trust”) and DB US Dollar Index Master Trust (the “Master Trust”), each a Delaware statutory trust (collectively the “Trusts”), in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 3, 2006;

(b)	The Certificate of Trust of the Master Trust, as filed with the Secretary of State on August 3, 2006 (together with item (a) above, the “Certificates of Trust”);

(c)	The Declaration of Trust and Trust Agreement of the Trust, dated as of August 3, 2006, between DB Commodity Services LLC, a Delaware limited liability company, as managing owner (the “Managing Owner”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) of the Trust as amended and restated by the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, dated as of January 31, 2007, between the managing Owner and the Trustee (as so amended, the “Trust Declaration”);

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PowerShares DB US Dollar Index Trust

DB US Dollar Index Master Trust

November 2, 2009

(d)	The Declaration of Trust and Trust Agreement of the Master Trust, dated as of August 3, 2006, between the Managing Owner and the Trustee as amended and restated by the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust, dated as of January 31, 2007 as amended by Corrected Amendment No. 1 thereto, dated June 16, 2009 with an effective date of December 26, 2007 (the “Master Trust Declaration” and together with the Trust Declaration, the “Trust Agreements”);

(e)	The Registration Statement on Form S-3, to be filed by the Trusts with the Securities and Exchange Commission on or about November 2, 2009 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”) relating to (i) the common units of beneficial interests (the “Trust Units”) in the two series of the Trust designated as PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund and registered pursuant to the Registration Statement (the “PowerShares Funds”) and (ii) the common units of beneficial interest (the “Master Units,” and collectively with the Trust Units, the “Limited Units”) in the two series of the Master Trust designated as DB US Dollar Index Bullish Master Fund and DB US Dollar Index Bearish Master Fund and registered pursuant to the Registration Statement (the “Master Funds,” and together with the PowerShares Funds, the “Funds”);

(f)	A form of Participant Agreement to be entered into by the Trust, the Managing Owner and each Authorized Participant (as defined in the Prospectus) (collectively the “Participant Agreements”); and

(g)	Certificates of Good Standing for the Trusts, dated November 2, 2009, obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Managing Owner. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreements.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

1. Each of the Trusts has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

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PowerShares DB US Dollar Index Trust

DB US Dollar Index Master Trust

November 2, 2009

2. The Limited Units to be issued by the Trusts will be validly issued and, subject to the qualifications set forth in this paragraph, will be fully paid and nonassessable beneficial interests in the Trusts relating to the applicable Fund. The Limited Owners, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. The Limited Owners may be obligated to make certain payments provided for in Sections 4.7(f) and 6.2 of the Trust Declaration or in Sections 4.7(f) and 6.9 of the Master Trust Declaration.

3. Assuming that (i) separate and distinct records are maintained for each Fund, (ii) the assets associated with each Fund are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or the Master Trust, as the case may be, or any other series thereof, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificates of Trust and (iv) the Trust Agreements continuously provide for those matters described in (i), (ii) and (iii) of this paragraph 3, each Fund shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed (i) that the Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended and the Trust Agreements will be in full force and effect when the Limited Units are issued by the Trusts, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Trusts) under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Trusts) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the Trusts) has duly authorized, executed and delivered such documents, (vi) the due submission to the Managing Owner of a Purchase Order Subscription Agreement by each Authorized Participant (as defined in the Prospectus) or the Trust, as the case may be; (vii) the due acceptance by the Managing Owner of each Purchase Order Subscription Agreement and the due issuance in accordance with the Trust Agreements of the Limited Units relating thereto to the Authorized Participants (as defined in the Prospectus) or the Trust, as the case may

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PowerShares DB US Dollar Index Trust

DB US Dollar Index Master Trust

November 2, 2009

be; (viii) the payment by each Authorized Participant (as defined in the Prospectus) or the Trust, as the case may be, to the Trusts of the full consideration due from it for the Limited Units subscribed to by it; and (ix) the Limited Units will be offered and sold as described in the Registration Statement, the Trust Agreements and, as applicable, the Participant Agreements.

C. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

D. The opinions in paragraph 3 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Richards Layton & Finger, P.A.

EAM/JWP

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